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                                                  Exhibit 23.1

            Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated September 11, 1997, included in Startec Global Communication Corporation's Registration Statement on Form S-1, as amended (File No. 333-32753), and to all references to our Firm included in this Registration Statement.

                                   /s/ Arthur Andersen LLP
Washington, D.C.
January 14, 1998